UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

August 8, 2011
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in its Annual Report on Form 10-K for the year ended March 31, 2011, Forest Laboratories, Inc. (“Forest”) entered into a Stipulation of Settlement (the “Stipulation”) to resolve two derivative actions brought in the U.S. District Court for the Southern District of New York (the “Court”) against Forest’s directors and certain of its officers and consolidated under the caption In re Forest Laboratories, Inc. Derivative Litigation (the “Federal Derivative Action”).  The Stipulation also would resolve a derivative action brought in New York State Supreme Court, captioned Arnold Wandel, derivatively, Plaintiff vs. Howard Solomon, Lawrence Olanoff, et al., Defendants and Forest Laboratories, Inc. and Forest Pharmaceuticals, Inc., Nominal Defendants.

On August 8, 2011, the Court entered an order preliminarily approving the settlement of the derivative actions, providing for notice of the proposed settlement to Forest’s stockholders, and scheduling a hearing for February 3, 2012 at 2:00 p.m. Eastern time to consider whether to (i) approve the proposed settlement contemplated by the Stipulation, (ii) enter a judgment dismissing the Federal Derivative Action with prejudice, and (iii) approve the award of fees and expenses requested by plaintiffs’ counsel.

The Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions in the form approved by the Court is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2011

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President - Finance and Administration and
Chief Financial Officer